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                                               Exhibit 1.1



           SMITH BARNEY UNIT TRUSTS EQUITY FOCUS TRUSTS
                       BANK & THRIFT SERIES



                    REFERENCE TRUST INDENTURE

                   Dated as of October 12, 1995



          This Trust Indenture between Smith Barney Inc., as Sponsor, and Chase Manhattan Bank, N.A., as Trustee, (the "Inden-ture") sets forth certain provisions in full and incorporates other provisions by reference to the document entitled Smith Barney Unit Trusts, Standard Terms and Conditions of Trust for Utility Value Trust 1 and Similar and Subsequent Series formed on or subsequent to October 20, 1987, as amended March 3, 1988 (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                         WITNESSETH THAT:

          In consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee Agree as follows:

                              Part I

              STANDARD TERMS AND CONDITIONS OF TRUST

          Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument, except that all references to "Shearson Lehman Hutton Inc." shall be deleted and replaced by "Smith Barney Inc.", and all references to Boston Safe Deposit and Trust Company shall be deleted and replaced by The Chase Manhattan Bank, N.A.; and further, that The Chase Manhattan Bank, N.A., shall, by executing this Trust Indenture, be deemed to be the Trustee and a party to said Standard Terms and Conditions of Trust for all purposes of this Trust.
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                             Part II

              SPECIAL TERMS AND CONDITIONS OF TRUST

          The following special terms and conditions are hereby agreed to:

          (a) The Securities (or contracts for the purchase of such Securities) listed under Portfolio in the Prospectus have been deposited with (or assigned to) the Trustee under this Indenture.

          (b) The fractional undivided interest in the Trust represented by each Unit is set forth under "Investment
Summary-- Fractional Undivided Interest in Trust Represented by Each Unit" in the Prospectus.

          (c) The definition of "Prospectus" in Article I shall be amended to read in its entirety "The prospectus relating to the Trust Fund dated the date of the Reference
Trust Indenture, the form of which is incorporated by reference in the Registration Statement filed with the Securities and Exchange Commission on such date."

          (d)  The definitions of Capital Gain Subaccount,
Capital Subaccount and Ordinary Gain Subaccount and all references thereto shall be deleted.

          (e) The definition of Capital Account is amended to read: "The account created pursuant to Section 3.02."

          (f) A definition of "Reinvestment Program" is added as follows:

          "Any program administered by the Trustee pursuant to the Indenture providing for the reinvestment of Income or Capital Account proceeds in Units."

          (g) Section 2.02 is hereby amended by adding the following sentence as the second sentence of Section 2.02:
"Effective as of the Evaluation Time on October 12, 1995, in the event that the aggregate value of Securities in the Trust has increased since the evaluation on October 11, 1995, the Trustee shall issue such number of additional Units to the Holder of outstanding Units as of the close of business on October 11, 1995, that the price per Unit computed as of the Evaluation Time on October 12, 1995, plus the maximum applicable sales charge shall equal $1 per Unit (based on the number of Units outstanding as of said Evaluation Time,

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including the additional Units pursuant to this sentence); in the event that the aggregate value of Securities in the Fund has decreased since the evaluation on October 11, 1995, there will be a reverse split of the outstanding Units, and said Holder will surrender to the Trustee for cancellation such number of Units, that the price per Unit computed as of the Evaluation Time on October 12, 1995 plus the maximum applicable sales charge shall equal $1 per Unit (based on the number of Units outstanding as of said Evaluation Time, reflecting cancellation of Units pursuant to this sentence)."

          (h) Section 3.02 is amended by deleting "(a)" preceding the final paragraph and by deleting paragraph (b) in its entirety.

          (i) Section 3.05(e) shall be amended to read as follows:

          "(e) in order to meet the requirements of the Code, distributions shall be made as follows or in any other manner that will meet such current requirements:

          "(i)  Distribution of Capital Gain Net Income for
                -------------------------------------------
Purposes of Section 4982 of the Code.  In December of each
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calendar year, the Trustee shall determine whether there was any capital gain net income for the 1-year period ending October 31 of such calendar year, and if there was such capital gain net income the Trustee shall declare a distribu-tion of such capital gain net income (reduced by any amount therof previously distributed on account of such period) during December of such calendar year to holders of record on a specified date in December of such calendar year and shall make such distribution to such holders of record in January of the next calendar year.

          "(ii)  Distribution of Capital Gain Net Income for
                 -------------------------------------------
Purposes of Section 852 of the Code.  If each of the Trust's
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taxable years the Trustee determines after the tax return for the year is prepared that there was capital gain net income for the year, the Trustee shall declare distribution of such capital gain net income (reduced by any amount thereof pre-viously distributed on account of such year) prior to the time the tax return for the year is required to be filed (including extensions) and shall make such distribution with the next regular Income Distribution but in no event later than 12 months after the close of the taxable year.

          "(iii)  Distribution of Taxable Income of the Trust
                  -------------------------------------------
other than Capital Gain Net Income for Purposes of Section
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4982 of the Code.  In December of each calendar year, the
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Trustee shall estimate the Trust's taxable income (without
regard to its capital gain net income), for the calendar year; the Trustee shall declare a distribution of such estimated taxable income (reduced by any amount thereof previously distributed on account of such period) during December of such calendar year to holders of record on a specified date in December of such calendar year and shall make such distribution in January of the next calendar year. If after the Trustee has estimated the Trust's taxable income (without regard to its capital gain net income) for the calendar year as aforesaid, the Fund recognizes additional taxable income (other than capital gain) that was not included in such estimate of the Trust's taxable income (e.g., gain from the disposition of a Security treated as ordinary income under the market discount rules of Sections 1276-78 of the Code), the Trustee shall reestimate the Trust's taxable income for the calendar year and, if neces-sary, declare and make any additional distribution in the same manner as set forth in the immediately preceding sen-tence.

          "(iv)  Distribution of Taxable Income of the Fund
                 ------------------------------------------
other than the Capital Gain Net Income for purposes of Sec-
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tion 852 of the Code.  At the end of each of the Trust's
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taxable years after the tax return for the year is prepared, the Trustee shall determine the Trust's taxable income (without regard to its capital gain net income) for the year; the Trustee shall declare a distribution of such taxable income (reduced by any amount thereof previously distributed on account of such year) prior to the time the tax return for the year is required to be filed (including extensions) and shall make such distribution with the next Income Distribu-tion but in no event later than 12 months after the close of the taxable year."

          (j) A new section 3.07A is added to read as fol-lows:

          "Section 3.07A.  Reinvestment Programs.  If a
                           ---------------------
Holder has elected to participate in a Reinvestment Program, amounts distributed to the Holder shall be applied to the purchase of Units at the Unit Value on the applicable Dis-tribution Day. The Trustee shall credit to the Holder's account the number of Units purchased. Units purchased for any Reinvestment Program shall be purchased from the Spon-sor."

          (k)  Section 3.08 is amended to read as follows:

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          "Section 3.08.  Expenses Borne By the Trust Fund.
                          --------------------------------
The following regular and recurring expenses of the Trust Fund will be borne by the Trust Fund: (a) auditing fees, (b) postage, stationery, printing and reproduction charges incurred in preparing and mailing the statements and reports furnished pursuant to Sections 3.09 and 8.03 and distribu-tions made pursuant to Section 3.05; (c) any expenses of the Distribution Agent and (d) any brokerage fees incurred by the Trustee in purchasing additional Securities pursuant to instructions received from the Sponsor pursuant to Section 3.06."

          (l) The second and third sentences of Section 4.01 are amended to read as follows:

"If the Securities are listed on a national securities exchange; The Nasdaq National Market ('NASDAQ') or foreign securities exchange, the evaluation shall be determined on the basis of the closing sales price on that exchange or NASDEQ (unless the Trustee deems such price inappropriate as a basis for valuation) or, if there is no closing sale price on that exchange or NASDAQ, or the mean between the closing bid and asked prices, If the Securities are not so listed or, if so listed and the principal market therefor is other than on that exchange or NASDAQ, the evaluation shall be based on the mean between the closing bid and asked prices of such Securities on the over-the-counter market (unless the Trustee deems such prices inappropriate as a basis for valuation), or, if no such closing sale prices are available (i) on the basis of the mean between the current bid and asked prices,
(ii) if bid and asked prices are not available for any Securities, on the basis of the mean between the current bid and asked prices for comparable securities, (iii) by deter-mining the value of the Securities at the mean between the bid and asking side of the market by appraisal or (iv) by any combination of the above."

          (m) Section 5.01 shall be amended to read as follows:

                    As of the Evaluation Time (x) on each
December 31 and June 30 (or the last Business Day prior thereto) commencing with the first such day which is more than six months after the date of the Reference Trust Inden-ture, (y) on any other business day as of the Evaluation Time next following the tender of any Unit for redemption, and (z) on any other business day desired by it, the Trustee shall:

               (1) Add

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                    (A)  cash on hand in the Trust Fund,
other than cash held specially for the purchase of Contract
Securities,

                    (B)  the aggregate value of each issue of
Securities other than Contract Securities, and

                    (C)  any interest and dividends receiv-
able on stocks trading ex dividend, and

                    (D)  amounts representing organizational
expenses paid from the Trust less amounts representing accrued organizational expenses of the Trust, plus

                    (E)  all other assets of the Trust; and

               (2)  Deduct

                    (A)  amounts representing any applicable
taxes or governmental charges payable out of the Trust Fund and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account,

                    (B)  amounts representing estimated
accrued fees and expenses of the Trust Fund including but not limited to unpaid fees and expenses of the Trustee (including legal and auditing expenses), the Sponsor and of counsel pursuant to Section 3.14, and


                    (C)  cash allocation for distribution to
Holders of record, or redemption of Units, as of a date prior to the evaluation then being made.


     The resulting figure is herein called a "Trust Fund Evaluation". Until the Depositor has informed the Trustee that there will be no further deposits of Additional
Securites pursuant to section 3.06, the Depositor shall provide the Trustee estimaters of (i) the total organiza-tional expenses to be borne by the Trust pursuant to Section
10.02 and (ii) the total number of Units to be issued in connection with the initial deposit and all anticipated deposits of Additional Securites. For purposes of calculat-ing the Trust Fund Evaluation and Unit Value, the Trustee shall treat all duch anticipated expenses and Units as having been paid and issued, respectively on the date of the Reference Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of
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such expencses (and of any liability for advances made by the
Trustee for the payment thereof) based on the actural number of Units issued as of the date of such calculation. In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses or total Units and upon the conclusion of the deposit of Additional Securities, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses, respectively, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

          (n) Section 10.02, shall be amended to read as follows:

               "Section 10.02  Initial Cost.  To the Extent
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not borne by the Depositor, the expenses incurred in estab-
lishing the Trust, including the cost of the initial prepara-tion and typesetting of the registration statement, prospec-tuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the costs of the inital valuation of the portfolio and audit of the Trust, the out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and print-ing of brochures and other advertising materials and any other selling expenses, shall be borne by the Trust, provided, however, that the liability of the Depositor for
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any such initial costs, fees and expenses shall not, except with respect to deposits of Additional Securities, include any fees, costs or other expenses incurred in connection herewith after the execution of this Indenture. Such expen-ses shall be paid from the Capital Account. To the extent the funds in the Capital Account of the Trust shall be insuf-ficient to pay the expenses borne by the Trust specified in this Section 10.02, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Capital Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date from funds on hand in the Capital Account in the amount deemed to have accrued as of such Record Date as provided in the following sentence (less prior payments on account of such advances, if any), and the provi-sions of Section 8.05 with respect to the reimbursement of dispursements for Trust expenses, including, without limita-tion. the lien in favor of the Trustee therefor and the authority to sell Securities as needed to fund such reimbur-sement, shall apply to expenses paid and amounts advanced pursuant to this Section. For the purposes of the preceding

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sentence and the addition provided in clause (1)(D) of Sec-
tion 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to have been paid on the date of the Reference Trust Agreement and to accrue at a daily rate over the first two years of the Fund, provided, however, that
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nothing herein shall be deemed to prevent, and the Trustee
shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust.


          This Indenture shall be deemed effective when executed and delivered by the Sponsor and the Trustee.

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture to be duly executed.



                            SMITH BARNEY INC.
                                Sponsor



                            By ____________________________
                            Title:  Vice President


                            THE CHASE MANHATTAN BANK, N.A.
                                 Trustee



                            By ____________________________
                            Title:

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